Exhibit 99.1

Dave Announces Repurchase of

$100 million Convertible Note from FTX for $71 million

LOS ANGELES, January 5, 2024 - Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today announced it has reached an agreement with FTX Ventures Ltd. (“FTX”) to purchase a convertible promissory note that it previously issued to FTX in the original principal amount of $100 million, for a discounted purchase price of $71 million. FTX filed a motion in its bankruptcy proceeding seeking approval of the agreement, which is scheduled to be heard on January 25, 2024.

The closing of the transaction is conditioned upon the Bankruptcy Court’s approval of the agreement and upon FTX not entering into an alternative transaction for the sale of the convertible note.

“We believe the transaction represents a compelling capital allocation opportunity for Dave. Accounting for the payment, we remain confident that we have sufficient capital to execute on our growth plan without the need to raise additional equity capital,” said Jason Wilk, Founder and CEO of Dave.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. Dave partners with Evolve Bank & Trust, a FDIC member. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” “remain,” or the negative of such terms, or other comparable terminology and include, among other things, statements relating to Dave’s capital allocation, projected capital needs and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to remediate material weaknesses in Dave’s internal controls over financial reporting and maintain an effective system of internal control over financial reporting; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2023 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Kira Sarkisian

press@dave.com